                                                                           m(2)b

                                 AMENDMENT NO. 1
                        TO THE FIRST AMENDED AND RESTATED
                            MASTER DISTRIBUTION PLAN
                                       OF
                              AIM INVESTMENT FUNDS

                                (CLASS B SHARES)
                            (SECURITIZATION FEATURE)

The First Amended and Restated Master Distribution Plan (the "Plan"), dated as of December 31, 2000, pursuant to Rule 12b-1 of AIM Investment Funds, a Delaware business trust, is hereby amended as follows:

Schedule A to the Plan is hereby deleted in its entirety and replaced with the following:

                                   "SCHEDULE A
                                       TO
                            MASTER DISTRIBUTION PLAN
                                       OF
                              AIM INVESTMENT FUNDS

                                (CLASS B SHARES)
                                                    (DISTRIBUTION FEE)

                                                       MAXIMUM        MAXIMUM         MAXIMUM
                                                     ASSET-BASED      SERVICE        AGGREGATE
          FUND                                      SALES CHARGE        FEE             FEE
          ----                                      ------------      -------        ---------
AIM Developing Markets Fund                             0.75%          0.25%          1.00%
AIM Global Financial Services Fund                      0.75%          0.25%          1.00%
AIM Global Health Care Fund                             0.75%          0.25%          1.00%
AIM Global Infrastructure Fund                          0.75%          0.25%          1.00%
AIM Global Energy Fund                                  0.75%          0.25%          1.00%
AIM Global Telecommunications and Technology Fund       0.75%          0.25%          1.00%
AIM Strategic Income Fund                               0.75%          0.25%          1.00%"

All other terms and provisions of the Plan not amended herein shall remain in full force and effect.

Dated:  September 10, 2001

                                           AIM INVESTMENT FUNDS
                                           (on behalf of its Class B Shares)


Attest: /s/ OFELIA M. MAYO                 By: /s/ ROBERT H. GRAHAM
       ------------------------------         ----------------------------------
        Assistant Secretary                    Robert H. Graham
                                               President